Exhibit 99.1

Rezolute Announces $41 Million Private Placement with Leading Investment Firms and Prepares to Imminently Up-list to Nasdaq

-- Financing led by CAM Capital with Federated Hermes Kaufmann, Surveyor Capital, and BVF Partners participating –

REDWOOD CITY, Calif., October 9, 2020 (GLOBE NEWSWIRE) – Rezolute, Inc. (OCTQB:RZLTD), a clinical stage biopharmaceutical company dedicated to advancing therapies for rare, metabolic, and life-threatening diseases, announced today a $41 million private placement which is being led by CAM Capital with Federated Hermes Kaufmann, Surveyor Capital (a Citadel company) and BVF Partners participating, among others.

Proceeds from this raise will be used to: (i) advance the Company’s lead asset, RZ358, through Phase 2b clinical development in congenital hyperinsulinism (CHI) in the U.S. and Europe, (ii) initiate a Phase 1 study in the U.S. for the Company’s plasma kallikrein inhibitor, RZ402, for diabetic macular edema, and (iii) fund general corporate purposes including a near-term up-listing to Nasdaq.

Pursuant to the terms of the private placement, the Company is issuing an aggregate of approximately 124 million shares of the Company’s common stock at a price per share of $0.33. Each share to be issued will be accompanied by a warrant to purchase 0.33 shares of its common stock at an exercise price of $0.39.

Rezolute plans to execute a reverse stock split at a ratio of 1:50 which will be the final step in satisfying all criteria required for a Nasdaq listing. The Company expects to be listed on Nasdaq this month.

Canaccord Genuity LLC and JMP Securities LLC acted as joint placement agents. Griffin Securities, Inc. served as financial advisor to Rezolute, helped source key relationships, and provided strategic counsel in connection with the private placement.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (Securities Act), or applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Rezolute, Inc.
Rezolute is advancing targeted therapies for rare, metabolic, and life-threatening diseases. Its lead clinical asset, RZ358, is in Phase 2b development as a potential treatment for CHI, a rare pediatric endocrine disorder. Its pipeline also includes RZ402, an IND-ready orally available plasma kallikrein inhibitor, which is staged to transition into clinical development for the treatment of diabetic macular edema. For more information, visit www.rezolutebio.com or follow us on Twitter.

Forward-Looking Statements
This release, like many written and oral communications presented by Rezolute, Inc. and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Media Contact

Amy Jobe, Ph.D.

LifeSci Communications

+1 315 879 8192

ajobe@lifescicomms.com

Investor Contact

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com